Exhibit 10.4

PLAN AND AGREEMENT OF REORGANIZATION

AMONG

PUREBASE, INC.

AND

US AGRICULTURAL MINERALS, LLC

AND

CERTAIN MANAGER-MEMBERS OF

US AGRICULTURAL MINERALS, LLC

DATED NOVEMBER 24, 2014

PLAN AND AGREEMENT OF REORGANIZATION

This Plan and Agreement of Reorganization (“Agreement”) is entered into on this 24th   day of November 2014 by and between PUREBASE, INC., a Nevada corporation (“PUREBASE”), and US AGRICULTURAL MINERALS, LLC, a Nevada limited liability company (“USAM”), and those persons listed in Exhibit A hereto, being all of the Members of USAM who together hold one hundred percent (100%) of the Membership Interests of USAM as of the date this Agreement is executed (the “USAM Members”).

RECITALS

A.           The Managers of USAM and Members owning all of the membership Interests of USAM believe it is in the best interests of each entity and their respective stockholders for PUREBASE to acquire USAM through a statutory reorganization (the “Reorganization”) and, in furtherance thereof, have approved the reorganization.

B.           Pursuant to the Reorganization, among other things, and subject to the terms and conditions of this Agreement, all of the Membership Interests (100%) of USAM shall be exchanged for shares of PUREBASE common stock.

C.           USAM and its Manager-Members, Scott Dockter, John Bremer and Laura Bremer and PUREBASE desire to make certain representations and warranties and other agreements in connection with the Reorganization.

NOW, THEREFORE, in consideration of the covenants, promises, and representations set forth herein, and for good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

SECTION I
THE REORGANIZATION

1.1
Exchange of PUREBASE Capital Stock.  As of the Closing Date, USAM has issued 100% of its Membership Interests (the “USAM Interests”) to three people. All the Manager-Members of USAM  listed on Exhibit A (the “USAM Members”), as of the date of Closing as such term is defined in Section II herein (the “Closing” or the “Closing Date”), shall transfer, assign, convey and deliver to PUREBASE on the Closing Date, one hundred percent (100%) of the USAM Interests or such lesser percentage as shall be acceptable to PUREBASE, but in no event less than ninety-five percent (95%) of the  USAM Interests.  The transfer of the USAM Interests shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the USAM Members and PUREBASE shall have otherwise agreed in writing.

1.2
Issuance of PUREBASE Exchange Stock to USAM Members.  As consideration for the transfer, assignment, conveyance and delivery of the USAM Interests hereunder, PUREBASE shall, at the Closing, issue to the USAM Members, pro rata in accordance with each Member’s percentage ownership of USAM immediately prior to the Closing, certificates representing an aggregate of Fifty Thousand (50,000) shares of PUREBASE common stock (the “PUREBASE Exchange Stock”).  The parties intend that the PUREBASE Exchange Stock being issued will be used to acquire USAM Interests representing 100% ownership of USAM.  The transfer of the USAM Interests and the issuance of PUREBASE Exchange Stock described in this Agreement shall be referred to as the “Exchange Transaction”.

1.3
PUREBASE Exchange Stock to be Free and Clear of Encumbrances.  The issuance of the PUREBASE Exchange Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the USAM Members and PUREBASE shall have otherwise agreed in writing.

1.4
PUREBASE Exchange Stock to be Restricted.  None of the PUREBASE Exchange Stock issued to the USAM Members, nor any of the USAM Interests transferred to PUREBASE hereunder shall, at the time of Closing, be registered under U.S. securities laws but, rather, shall be issued pursuant to an exemption therefrom and be considered “restricted stock” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”).  All of the issued PUREBASE Exchange Stock shall bear a legend worded substantially as follows:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are ‘restricted securities’ as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.”

The respective transfer agents of PUREBASE and USAM shall annotate their records to reflect the restrictions on transfer embodied in the legend set forth above.  There shall be no requirement that PUREBASE register the PUREBASE Exchange Stock under the 1933 Act.

1.5
Effect of Reorganization.  Upon the consummation of the Exchange Transaction and the issuance and transfer of the PUREBASE Exchange Stock as set forth above, USAM Members will hold less than one percent of the then-outstanding common stock of PUREBASE.  The Exchange Transaction will result in USAM becoming a wholly-owned subsidiary of PUREBASE.

1.7
Tax and Accounting Consequences.  The Reorganization contemplated by this Agreement is intended to constitute an exchange as contemplated by the provisions of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”).  Each party has consulted its own tax advisors with respect to the tax consequences of the Reorganization.

SECTION II
CLOSING

2.1
Closing of Transaction.  Subject to the fulfillment or waiver of the conditions precedent set forth in Section X herein below, the Closing shall take place at the offices of Barnett & Linn, 1478 Stone Point Drive. Ste. 400, Roseville, CA 95661, or at such other time or place as USAM Members and PUREBASE may mutually agree in writing.

2.2
Closing Date.  The date upon which the Closing actually occurs is herein referred to as the “Closing Date.”  The Closing Date of the Reorganization shall take place on the date of execution of this Agreement, or such later date upon which the USAM Members and PUREBASE may mutually agree in writing.

2.3	Deliveries at Closing.

(a)	The USAM Members shall deliver or cause to be delivered to PUREBASE at Closing:

(1)	an agreement from each USAM Member surrendering his or her Membership Interest in USAM and agreeing to a restriction on the transfer of the PUREBASE Exchange Stock as described in Section 1.4 hereof;

(2)	a copy of a consent of USAM’s Managers authorizing USAM to take the necessary steps toward Closing the transaction described by this Agreement;

(3)	Articles of Organization and the Operating Agreement of USAM certified as of the Closing Date by a Manager of USAM;

(4)	all of USAM’s business records;

(5)	executed bank forms for USAM bank accounts reflecting (i) a change in management and signatories to said bank accounts or (ii) the closure of said bank accounts;

(6)	such other documents, instruments or certificates as shall be reasonably requested by PUREBASE or its counsel.

(b)	PUREBASE shall deliver or cause to be delivered to USAM Members at Closing:

(1)	a copy of a consent of PUREBASE’s Board of Directors authorizing PUREBASE to take the necessary steps toward Closing the transaction described by this Agreement;

(2)
stock certificate(s) of PUREBASE’s common stock representing the PUREBASE Exchange Stock to be newly issued by PUREBASE under this Agreement, which certificates shall be in the names of the appropriate USAM Members, each in the appropriate denomination as set forth in Exhibit A; and

(3)	such other documents, instruments or certificates as shall be reasonably requested by PUREBASE or its counsel.

2.4           Filings; Cooperation.

(a)
Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section X below;

(b)
On and after the Closing Date, PUREBASE, USAM and the USAM Members shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

SECTION III
REPRESENTATIONS AND WARRANTIES BY USAM AND
CERTAIN USAM MEMBERS

Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to PUREBASE), USAM and the USAM Members represent and warrant to PUREBASE as follows:

3.1
Organization and Good Standing of USAM.  USAM is currently a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Articles of Organization of USAM and all Amendments thereto as presently in effect, and the Operating Agreement of USAM as presently in effect, certified by a Manager of USAM, have been delivered to PUREBASE and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

3.2
Subsidiaries.  USAM does not have and has never had any subsidiaries or affiliated companies and has no other investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind.

3.3
No Conflict.  The execution and delivery of this Agreement by USAM does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Articles of Organization or Operating Agreement of USAM or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to USAM or its properties or assets.

3.4
Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) or any third party (so as not to trigger any Conflict) is required by or with respect to USAM in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.5
Financial Statements.  USAM will deliver to PUREBASE, at Closing, a copy of USAM’s unaudited financial statements for the period ended October 31, 2014. USAM will also deliver a complete list of intangible assets developed and owned by USAM set forth as Exhibit B.

3.6
Absence of Undisclosed Liabilities.  Save as disclosed, USAM has no liabilities, indebtedness, obligations or commitments which are not adequately reflected or reserved against in the USAM financial statements or otherwise reflected in this Agreement and USAM shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after October 31, 2014 and would be individually or in the aggregate, material to the results of operations or financial condition of USAM as of the Closing Date.

3.7	Absence of Certain Changes. Since October 31, 2010,

(a)	USAM has not entered into any material transaction;

(b)	there has been no material change, except in the ordinary course of business, in the contingent obligations of USAM by way of guaranty, endorsement, indemnity, warranty, commitment or otherwise;

(c)	there are no loans made by PUREBASE to its employees, officers or managers outstanding of the date of this Agreement;

(d)	there has been no compensation paid to any of USAM’s employees;

(e)	except as noted, there has been no agreement or commitment by PUREBASE to do or perform any of the acts described in this Section 3.7; and

(f)
there has been no other event or condition of any character which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of USAM or to impair materially the ability of USAM to conduct the business now being conducted.

3.8
Litigation.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against USAM or its properties.  Except as set forth in Schedule 3.8, there are no actions, suits or proceedings pending, or, to the knowledge of USAM, threatened against or affecting USAM or its business, any of its officers or managers relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of USAM which might result in any material adverse change in the operations or financial condition of USAM, or which might prevent or materially impede the consummation of the transactions under this Agreement.

3.9
Compliance with Laws.  The operations and affairs of USAM do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of USAM.

3.10	Assets. All of the assets reflected on the October 31, 2014, USAM Financial Statements or listed in Exhibit B, will be owned by USAM on the Closing Date.

3.11
Agreements, Contracts and Commitments.  USAM has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, license or commitment to which it is a party, by which it benefits or by which it is bound (any such agreement, contract, license or commitment referred to as a “Contract”), nor is USAM aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both.  Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to USAM pursuant thereto.

3.12
Tax Matters.  All federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of USAM have been timely filed.  Since its formation, USAM has not incurred any liability with respect to any federal, foreign, state or local taxes except in the ordinary and regular course of business. On the date of this Agreement, USAM is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

3.13
Operating Authorities.  USAM has all material operating authorities, governmental certificates and licenses, permits, authorizations and approvals (“Permits”) required to conduct its business as presently conducted or as planned.  Such Permits, if any, are set forth on Schedule 3.16.  Since USAM’s inception, there has not been any notice or adverse development regarding such Permits; such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit.

3.14	Continuation of Key Management. USAM Managers Scott Dockter and John Bremer intend to continue their employment or consultancy arrangement with USAM after the Closing.

3.15
Books and Records.  The books and records of USAM are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving USAM which properly should have been set forth therein and which have not been accurately so set forth.

3.16
Authority to Execute Agreement.  The Manager-Members of USAM, have duly authorized the execution and delivery by USAM of this Agreement.  USAM has the power and authority to execute and deliver this Agreement and to take all other actions required to be taken by it pursuant to the provisions hereof. USAM has taken all actions required by law, its Articles of Organization, as amended, or otherwise to authorize the execution and delivery of this Agreement.  This Agreement is valid and binding upon USAM and those USAM Members listed in Exhibit A hereto in accordance with its terms.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Organization, as amended, or the Operating Agreement, as amended, of USAM, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to USAM.

3.17	USAM Members Representations.

(a)	USAM Members are the registered and beneficial owners of the USAM Membership Interests which are validly issued and free and clear of all liens, charges and encumbrances;

(b)
USAM Members have good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal title and beneficial ownership of the USAM Membership Interests to PUREBASE;

(c)
no person, firm or corporation has any written or verbal agreement or option, understanding or commitment or any right or privilege capable of becoming an agreement for the purchase any USAM Membership Interests; and

(d)	the USAM Members have no knowledge of any:

(i)	actions, suits, investigations or proceedings which could affect any of the USAM Membership Interests which are in progress, pending or threatened;

(ii)	outstanding judgments of any kind against any of the USAM Membership Interests; or

(iii)	occurrences or events which have, or might reasonably be expected to have, a material adverse effect on any of the USAM Membership Interests.

3.18
Disclosure.  At the date of this Agreement, USAM and those USAM Members listed in Exhibit A have, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of USAM.  USAM and its Members have not now and will not have at the Closing Date, knowingly withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect USAM’s business and prospects.  Neither this Agreement nor any certificate, exhibit, schedule or other written document or statement, furnished to PUREBASE by USAM and/or by such Members in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

SECTION IV
REPRESENTATIONS AND WARRANTIES BY PUREBASE

Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to USAM), PUREBASE and its Directors Scott Dockter, Kevin Wright and Todd Gauer (individually) represent and warrant to USAM and USAM Members as follows:

4.1
Organization and Good Standing.  PUREBASE is currently a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted post-closing.  PUREBASE is qualified to conduct business as a foreign corporation in California, and the failure to so qualify in any other jurisdiction does not materially, adversely affect the ability of PUREBASE to carry on its business as most recently conducted.  The Articles of Incorporation of PUREBASE and all amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of PUREBASE as presently in effect, certified by the Secretary of PUREBASE, have been delivered to USAM and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

4.2
Authority to Execute Agreement.  The Board of Directors of PUREBASE, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by PUREBASE of this Agreement and the PUREBASE Exchange Stock, and has duly authorized each of the transactions hereby contemplated.  PUREBASE has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof and has given such notice to or made such filing with or obtained such authorization, consent or approval of any government or governmental agency as necessary in order to consummate the transactions contemplated by this Agreement.  PUREBASE has taken all the actions required by law, its Articles of Incorporation, as amended, its Bylaws, as amended, applicable Nevada law or otherwise to authorize the execution and delivery of the PUREBASE Exchange Stock pursuant to the provisions hereof.  This Agreement is valid and binding upon PUREBASE and enforceable in accordance with its terms.

4.3
Capitalization.  PUREBASE’s authorized capital stock consists of 75,000,000 shares of $0.001 par value common stock (“PUREBASE Common Stock”), 19,800,000 of which (pre-split) have been issued and outstanding prior to Closing Date and the 2.3-for-1 stock split. 45,657,300 will be issued and outstanding after the Closing Date and stock split held of record by approximately 85 stockholders.  No Preferred Stock is authorized.    Except as set forth in Schedule 4.3, no other equity securities or debt obligations (other than trade payables) of PUREBASE are authorized, issued or outstanding and as of the Closing, there will be no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the PUREBASE Common Stock, and there will be no outstanding security of any kind convertible into PUREBASE Common Stock.  The shares of PUREBASE Common Stock are free and clear of all liens, charges, claims, pledges and encumbrances whatsoever of any kind or nature that would inhibit, prevent or otherwise interfere with the transactions contemplated hereby.  All of the outstanding PUREBASE Common Stock are validly issued, fully paid and nonassessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of PUREBASE Common Stock, except that all of the outstanding PUREBASE Common Stock are deemed to be restricted securities subject Rule 144 resale restrictions.

4.4
Issuance of PUREBASE Exchange Stock.  All of the PUREBASE Common Stock to be issued to or transferred to the USAM Members pursuant to this Agreement, when issued, transferred and delivered as provided herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions relating to Rule 144 of the 1933 Act imposed by US corporate and securities regulations.

4.5
No Violation and Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by PUREBASE with any of the provisions hereof will:

(a)
violate or conflict with, or result in a breach of any provisions of, or constitute a default ( or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of PUREBASE or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which PUREBASE is a party, or by which it or its properties or assets may be bound or affected; or

(b)
violate any restriction of any government, governmental agency or court, order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to PUREBASE or any of its properties or assets.

4.6
Governmental Approvals. Except for the filing of any notice prior to or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary for, or in connection with, the execution or delivery of the PUREBASE Exchange Shares, or for the performance by PUREBASE of its obligations under this Agreement.

4.7
Survival of Representations and Warranties.  All of the representations and warranties of PUREBASE and its directors or USAM and its Members above shall survive the Closing hereunder and continue in full force and effect for a period of twelve (12) months thereafter.

SECTION V
ACCESS AND INFORMATION

5.1
As to USAM. Subject to the protections provided by Section 8.4 herein, USAM shall give to PUREBASE and to PUREBASE’s counsel, if any, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of USAM’s properties, books, contracts, commitments, and records, including information concerning mineral leases and exploration rights, held by, or assigned to, USAM, and furnish PUREBASE during such period with all such information concerning USAM’s affairs as PUREBASE reasonably may request.

5.2
As to PUREBASE.  Subject to the protections provided by Section 8.4 herein, PUREBASE shall give to USAM, the USAM Members and their counsel, accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of PUREBASE’s properties, books, contracts, commitments, and records, if any, and shall furnish USAM and the USAM Members during such period with all such information concerning PUREBASE’s affairs as USAM or the USAM Members reasonably may request.

SECTION VI
COVENANTS OF USAM AND USAM MEMBERS

6.1
Conduct of Business Pending the Closing Date.  USAM and the USAM Members, to the extent within each Member’s control, covenant and agree with PUREBASE that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless PUREBASE shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, USAM and the USAM Members, to the extent within each Member’s control, will comply with each of the following prior to Closing:

(a)
Its business shall be conducted only in the ordinary and usual course.  USAM shall use reasonable efforts to keep intact its business organization and good will, keep available the services of its respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with it, and it shall immediately notify PUREBASE of any event or occurrence which is material to, and not in the ordinary and usual course of business of, USAM;

(b)
It shall not (i) amend its Articles of Organization or Operating Agreement or (ii)  declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any of its Membership Interests payable in cash, stock or property;

(c)
It shall not, except as described in Schedule 6.2(c), (i) issue or agree to issue  rights of any kind to acquire any of its Membership Interests, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement;

(d)
It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice;

(e)
It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, manager or employee except, with respect to employees who are not officers or managers, in the ordinary course of business in accordance with past practice, or with the written approval of PUREBASE;

(f)
It shall not sell, lease, mortgage, encumber, license or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement;

(g)	It shall not enter into any strategic alliance, joint development or joint venture arrangement or agreement except with the written approval of PUREBASE;

(h)	It shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subsections 6.2(a) through 6.2(g) above;

(i)
It will continue properly and promptly to file when due all tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it; and

(j)	It will comply with all laws and regulations applicable to it and its operations.

SECTION VII
COVENANTS OF PUREBASE

7.1
Corporate Action to be Taken at the Closing.  PUREBASE will obtain all necessary approvals relating to this Agreement and the transactions referred to herein; will issue the PUREBASE Exchange Shares referred to in Section 1.2 above; and, after the Closing, will appoint new officers of USAM; and will assume the operation of USAM’s business.

SECTION VIII
ADDITIONAL COVENANTS OF THE PARTIES

8.1
Cooperation.  The USAM Members, USAM and PUREBASE will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in preparing and delivering all documents and instruments deemed reasonably necessary or useful by the other party.

8.2
Expenses.  Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys’ and accountants’ fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

8.3
Confidentiality.  While each party is obligated to provide access to and furnish information in accordance with Section V herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature.  Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry in conjunction with the transactions contemplated by this Agreement.  The confidentiality provisions of this Section 8.3 shall survive the Closing or termination of the transactions contemplated herein. Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

8.4
Notification of Certain Matters.  USAM shall give prompt notice to PUREBASE, and PUREBASE shall give prompt notice to USAM, of (i) the occurrence or non-occurrence of any event, which is likely to cause any representation or warranty of USAM or PUREBASE, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of USAM or PUREBASE, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.4 shall not limit or otherwise affect any remedies available to the party receiving such notice.

8.5
Additional Documents and Further Assurances.  Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

SECTION IX
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1
The representations, warranties and covenants of USAM and the USAM Members contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.  The representations, warranties and covenants of PUREBASE and its Directors Messrs. Dockter, Wright and Gauer contained herein shall survive the execution and delivery of this Agreement, the Closing and the consummation of the transactions called for by this Agreement.

SECTION X
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

10.1
Conditions to Obligations of the Parties.  The obligations of PUREBASE, USAM and the USAM Members under this Agreement shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Section II herein, and fulfillment, prior to Closing, of each of the following conditions:

(a)
All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect;

(b)
The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto;

(c)
Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course.  In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties;

(d)
Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement;

(e)
Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, proprietary rights and other instruments, rights and papers of all kinds in accordance with Section V hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation;

(f)
The issuance of the PUREBASE Exchange Stock in the Reorganization shall be exempt from the registration requirement of the US securities laws and PUREBASE shall have obtained all necessary US and State Blue Sky approvals or exemptions for the issuance of the PUREBASE Exchange Stock required prior to the Closing Date;

(g)	The Reorganization shall be approved by the PUREBASE Board of Directors and the Managers of USAM:

(h)
PUREBASE and PUREBASE and their respective legal counsel shall have received copies of all such certificates, opinions and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel;

(k)
USAM, the USAM Members and PUREBASE shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition; and

(l)	USAM, the USAM Members and PUREBASE shall have made best efforts to structure the Exchange Transaction to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

10.2	Conditions to Obligations of PUREBASE. The obligations of PUREBASE to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

(a)
All representations and warranties made by the USAM Members and USAM in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date;

(b)
The USAM Members and USAM shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing;

(c)
Each USAM Member acquiring PUREBASE Exchange Stock will be required, at Closing, to submit an agreement confirming that all the Exchange Stock received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Stock for a period of one year from the date of the Closing, except for those transfers falling within an exemption from registration under the Securities Act, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for PUREBASE.  The foregoing provision shall not prohibit nor require the registration of those shares at any time following the Closing.  Each USAM Member acquiring Exchange Stock will be required to transfer to PUREBASE at the Closing his/her respective USAM Membership Interest, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed;

(d)	All schedules prepared by USAM shall be current or updated as necessary as of the Closing Date;

(e)
If USAM Members, who in the aggregate own five percent (5%) or more of the USAM Membership Interests, dissent from the proposed share exchange, or are unable or for any reason refuse to transfer any or all of their USAM Membership Interests to PUREBASE in accordance with Section I of this Agreement, PUREBASE, at its option, may terminate this Agreement;

(f)
There shall not have occurred any material adverse change in the business, assets (including intangible assets) financial condition or results of operations of USAM since the date this Agreement is signed; and

(g)
USAM shall have completed its due diligence investigation of PUREBASE to USAM’s satisfaction, provided that no information or knowledge obtained in such investigation shall affect or be deemed to modify any representation or warranty of USAM or the USAM Members contained herein.

10.3
Conditions to Obligation of USAM and the USAM Members.  The obligations of USAM and the USAM Members to consummate the transactions contemplated herein are subject to satisfaction (or waiver by them) of the following conditions:

(a)
All representations and warranties made by PUREBASE in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date;

(b)	PUREBASE shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing;

(c)	PUREBASE shall have made available to the USAM Members through October 31, 2014, all financial statements prepared in accordance with generally accepted accounting principles;

(d)
There shall not have occurred any material adverse change in the business, assets (including intangible assets), liabilities, financial condition or results of operations of PUREBASE since the date of the balance sheet.

SECTION XI
TERMINATION, AMENDMENT, WAIVER

11.1
Termination.  This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of PUREBASE, USAM and the USAM Members, under Section 8.3 hereof:

(a)	By mutual agreement of PUREBASE, USAM and the USAM Members;

(b)
By PUREBASE, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of any USAM Member or USAM in the representations and warranties set forth in this Agreement.

(c)
By a majority of the USAM Members (as measured by their equity interest) if, in the reasonable belief of any such Members, there has been a material misrepresentation or breach of warranty on the part of PUREBASE in the representations and warranties set forth in this Agreement;

(d)
By PUREBASE if, in its opinion or that of its counsel, the Exchange Transaction does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in PUREBASE’s opinion or that of its counsel, without unreasonable expense or effort;

(e)
By PUREBASE or USAM or by a majority of the USAM Members (as measured by their equity interest) if either party shall determine in its sole discretion that the Exchange Transaction has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party;

(f)
By PUREBASE if the business or assets or financial condition of USAM, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by a majority of the USAM Members (as measured by their equity interest) if the business or assets or financial condition of PUREBASE, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

(g)	By PUREBASE if holders of five percent (5%) or more of the USAM Membership Interests fail to tender their stock at the Closing of the Exchange Transaction;

(h)	By PUREBASE if, in the opinion of PUREBASE’s independent accountants, it should appear that the combined entity will not be auditable to SEC accounting standards;

(i)	By USAM or the USAM Members if PUREBASE fails to perform material conditions set forth in Sections 10.1 and 10.3 herein; and

(j)	By PUREBASE if USAM or the USAM Members fail to perform material conditions set forth in Sections 10.1 and 10.2 herein;

11.2
Effect of Termination.  In the event of termination of this Agreement as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of PUREBASE, USAM and the USAM Members, or their respective officers, directors, managers or equityholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 8.2 and 8.3 and this Section XI and Section XII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

11.3	Amendment. No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by each party to this Agreement.

11.4
Waiver.  Neither this Agreement nor any provision herein may be waived except by an instrument in writing signed by all parties hereto.  No action taken by any party after the date hereof, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance by any other party with any representations, warranties, covenants or agreements contained in this Agreement.

SECTION XII
MISCELLANEOUS

12.1
Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof.

12.2	Binding Agreement.

(a)	This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties; and

(b)
Subject to the condition stated in Subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns.  This Agreement, in all of its particulars, shall be enforceable by the means set forth in Sections 12.8 and/or 12.9 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing.  In the event that Section 12.9 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys’ fees.

12.3	Counterparts. This Agreement may be executed in one or more counterparts, each of which may be deemed an original, but all of which together, shall constitute one and the same instrument.

12.4
Severability.  If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12.5
Assignability.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided that neither this Agreement nor any right hereunder shall be assignable by the USAM Members or PUREBASE without prior written consent of the other party.

12.6	Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Nevada.

12.7
Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

12.8
Arbitration. Any dispute regarding the validity or terms of this Agreement, and any other disputes between these parties shall be resolved by a judicial arbitrator selected in accordance with the procedures of the American Arbitration Association in Carson City, Nevada, as the exclusive remedy for any such dispute.

12.9
Attorneys’ Fees.  If any party hereto commences proceedings to enforce the terms of this Agreement, then the party that prevails in such proceedings shall be entitled to recover its reasonable costs, including actual attorneys’ fees, from the other.

12.10
Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid and properly addressed or by electronic transmission, as follows:

To PUREBASE, INC.:

Scott Dockter
3090 Boeing Road
Cameron Park, CA 95682
Tel:  (530) 306-4479

To PUREBASE:

Kevin Wright
1670 Sierra Avenue, Suite 402
Yuba City, CA 95993
Tel:  (530) 676-7873

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

PUREBASE, INC.

By:	/s/ Scott Dockter
Scott Dockter, President and Director

By:	/s/ Kevin Wright
Kevin Wright, Secretary and Director

US AGRICULTURAL MINERALS, LLC

By:	/s/ John Bremer
John Bremer, Manager-Member

By:	Laura Bremer
Laura Bremer, Manager-Member

By:	/s/ Scott Dockter
Scott Dockter, Manager-Member

Exhibit A

MEMBERS of US AGRICULTURAL MINERALS, LLC

		Number of PUREBASE	Number of PUREBASE
	Percentage	Shares to be Received	Shares to be Received
Manager-Member	of Interests	at Closing (Pre-split)	at Closing (Post-Split)

A. Scott Dockter	50%	25,000	57,500

John Bremer	25%	12,500	28,750

Laura Bremer	25%	12,500	28,750

Exhibit B

ASSETS AND LIABILITIES of US AGRICULTURAL MINERALS, LLC

INTANGIBLE ASSETS

Mineral Rights	$200,000

ASSETS

Property	$60,000

TOTAL	$260,000

LIABILITIES

Demand Promissory Note	$435,000